Exhibit 107
Calculation of Filing Fee Table
424(b)(2)
(Form Type)
RELX Capital Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)
Newly Registered Securities
Fees to Be Paid	Debt	4.750% Notes due 2030	Rule 457(r)	$750,000,000	100%	$750,000,000	0.00015310	$114,825
Fees to Be Paid	Debt	5.250% Notes due 2035	Rule 457(r)	$750,000,000	100%	$750,000,000	0.00015310	$114,825
	Total Offering Amounts					$1,500,000,000		$229,650
	Total Fees Previously Paid							n/a
	Total Fee Offsets							n/a
	Net Fee Due (1)							$229,650

(1)
This filing fee table shall be deemed to update the “Calculation of Filing Fee Table” in RELX PLC’s and RELX Capital Inc.’s Registration Statement on Form
F-3
(File
No. 333-264569)
in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.